CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 regarding the registration of 10,000,000 shares of common stock issuable pursuant to the 2007 Stock Incentive Plan of Ireland Inc. (the "Company") of our report dated April 15, 2010 relating to the December 31, 2009 audited financial statements of the Company which appear in the Company's Annual Report on Form 10-K for that period.

/s/ Brown Armstrong Accountancy Corporation

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, CA
January 11, 2011